Exhibit 10.3

SECOND AMENDMENT TO PROMISSORY NOTE

THIS SECOND AMENDMENT TO PROMISSORY NOTE (“Amendment”) is made and entered into as of the 21st day of January, 2013, by and between TIER ELECTRONICS LLC (f/k/a DCDC Acquisition Company LLC), a Wisconsin limited liability company (“Maker”), and TE HOLDINGS GROUP, LLC (f/k/a Tier Electronics LLC), a Wisconsin limited liability company (“Payee”).

W I T N E S S E T H:

WHEREAS, Maker has previously issued that certain Promissory Note dated January 21, 2011, in favor of Payee in the original principal amount of One Million Three Hundred Fifty Thousand Dollars ($1,350,000) (the “Note”), as amended on January 19, 2012; and

WHEREAS, the parties hereto desire to further amend the Note as set forth herein.

NOW, THEREFORE, in consideration of the mutual promises hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

1. Second Paragraph.  The parties hereto mutually agree that the second paragraph on page 1 of the Note is hereby amended and restated in its entirety as follows:

“The principal balance and accrued interest hereunder shall be due and payable in accordance with the following schedule: (i) all interest accrued hereunder during the previous one (1) month period shall be due and payable on the one (1) month anniversary of the date hereof and on each monthly anniversary of the date hereof thereafter until the third (3rd) anniversary of the date hereof, which is the date the last interest payment shall be due hereunder; (ii) the sum of One Hundred Fifty Thousand and 00/100 Dollars ($150,000.00) shall be due and payable on each of February 10, 2012, March 12, 2012, April 10, 2012, and January 22, 2013; (iii) the sum of Seventy-Five Thousand and 00/100 Dollars ($75,000.00) shall be due and payable at any time thereafter upon five days’ written notice by the Payee to the Maker; (iv) the sum of Two Hundred Twenty-Five Thousand and 00/100 Dollars ($225,000.00) shall be due and payable on February 21, 2013; and (v) the sum of Four Hundred Fifty Thousand and 00/100 Dollars ($450,000.00) shall be due and payable on the third (3rd) anniversary of the date hereof, which is the date the last principal payment shall be due hereunder.  If any date for the payment of principal and/or interest hereunder shall be a Saturday, Sunday or legal holiday in the United States, then such payment shall be made on the first regular business day immediately following such date.”

2. No Other Changes.  Except as specifically amended herein, the Note shall remain in full force and effect.

3. Counterparts.  This Amendment may be signed in one or more counterparts, each of which shall constitute an original, but all of which shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the day, month and year first above written.

MAKER:

TIER ELECTRONICS LLC
(f/k/a DCDC Acquisition Company LLC)

By:
Eric C. Apfelbach, Chairman of the Board

PAYEE:

TE HOLDINGS GROUP, LLC
(f/k/a Tier Electronics LLC)

By:
Jeffrey Reichard, President